UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2007
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2007, Peter F. Ullrich and Water Science LLC (“WS”), shareholders of EAU Technologies, Inc. (the “Company”), entered into an agreement (the “Termination Agreement”) for the cancellation and reissuance of existing warrants held by WS (“Original Warrants”) to purchase a total of 8.4 million shares of the Company’s common stock at an exercise price of $2.76 per share. In the Termination Agreement, the parties agreed as follows:
•	The Original Warrants were cancelled.
•
The Company granted to WS replacement warrants (“Replacement Warrants”) to purchase a total of 8.4 million shares of common stock at an exercise price of $1.30 per share, with an expiration date of May 9, 2010.

•
The Company has a right (“Put Right”) to require WS to exercise one of the Replacement Warrants for up to 3,230,769 shares. The Company may exercise the Put Right from time to time, but not more often than once per month.

•	The warrant shares are subject to an amended registration rights agreement.

As reported in the Company’s Current Report on Form 8-K filed on April 19, 2007, on April 16, 2007, Mr. Ullrich was appointed as a member of the Board of Directors.

The Company has notified WS that it is exercising its Put Right for a portion of the Warrants. The parties have agreed that the $1.0 million advance by WS to the Company, as reported in the Company's Form 8-K filed on May 2, 2007, will be applied against the exercise price for the Warrants.

A copy of the Termination Agreement is filed herewith as Exhibit 10.1. Copies of the warrant agreements and registration rights agreement are filed herewith as Exhibit 10.2, 10.3 and 10.4, respectively. These agreements are incorporated herein by this reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On May 9, 2007, the Company issued the Replacement Warrants to WS, with an exercise price of $1.30 per share, as described above in Item 1.01, the text of which is incorporated herein by this reference.

The sale of the above referenced securities was exempt from registration with the Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The discussion at Section 1.01 above is incorporated by reference into this Item 5.01. As of May 9, 2007, Mr. Ullrich and Water Science collectively own 5,062,692 shares of the Company’s common stock, or approximately 37.6% of the Company’s outstanding shares of common stock. In addition, they hold warrants to purchase a total of 8.4 million shares and a convertible promissory note convertible into 1.0 million shares, all of which are currently in-the-money based upon the trading price of the Company’s common stock as of May 9, 2007. If all of these warrants were exercised and the convertible promissory note converted, Mr. Ullrich and WS would collectively own 14,462,692 shares of the Company’s common stock, or approximately 63.2% of the Company’s outstanding shares of common stock. Based upon these holdings and Mr. Ullrich’s position on the Company’s Board of Directors, a change of control of the Company may be deemed to have occurred.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable

(b) Pro Forma Financial Information.
Not applicable

(c) Shell Company Transactions.
Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement Terminating Warrants and Registration Rights dated as of May 9, 2007 between the Company and Peter F. Ullrich and Water Sciences LLC

10.2	Warrant Agreement dated as of May 9, 2007 between the Company and Peter F. Ullrich and Water Sciences LLC

10.3	Warrant and Put Agreement dated as of May 9, 2007 between the Company and Peter F. Ullrich and Water Sciences LLC

10.4	Amended and Restated Registration Rights Agreement dated as of May 9, 2007 between the Company and Peter F. Ullrich and Water Sciences LLC

99.1	Press Release dated May 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2007	EAU TECHNOLOGIES, INC.

By: /s/ Wade R. Bradley
Wade R. Bradley
President and Chief Executive Officer